Exhibit 10.1

[____], 2024

908 Devices Inc.

645 Summer St.

Boston, MA 02210

Attention: Chief Legal and Administrative Officer

Re:      Lockup Agreement (the “Agreement”)

Ladies and Gentlemen:

1.            The undersigned stockholder of 908 Devices Inc., a Delaware corporation (“Purchaser”), understands that Purchaser, the undersigned and certain other parties are entering into a Equity Purchase Agreement on or about the date hereof (the “Purchase Agreement”), pursuant to which the CAM3 HoldCo, LLC, a Connecticut limited liability company (the “Seller Entity”), will sell, or cause to be sold, to Purchaser, and Purchaser has agreed to purchase, all of the outstanding equity securities of CAM2 Technologies, LLC, in each case upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”). In connection with the Transaction, the Seller Entity has directed that the undersigned will receive, directly or indirectly, at the Closing, shares of Purchaser Common Stock as Purchaser Stock Consideration. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.            As a condition to the willingness of, and as an inducement to, Purchaser to enter into the Purchase Agreement and the consummation the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that the undersigned will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the Closing Date (such period, the “Restriction Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Purchaser Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the undersigned, or any other securities so owned, convertible into or exercisable or exchangeable for Purchaser Common Stock, in each case, that are currently or hereafter owned of record or beneficially owned (including as a custodian) by the undersigned (in each case of the foregoing, solely to the extent that such shares of Purchaser Common Stock were issued to the undersigned pursuant to Section 2.1 of the Purchase Agreement in satisfaction of Purchaser’s obligations (as, when and if such obligations arise) to pay the Purchaser Closing Stock Consideration (the “Lock-Up Shares”); (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchaser Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Lock-Up Shares or such other securities, in cash or otherwise (each, a “Transfer”); (c) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Shares or any security convertible into or exercisable or exchangeable for Lock-Up Shares; or (d) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging, at any time during the Restriction Period, in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Lock-Up Shares or the voting power associated therewith even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from any such shares.

3.            Notwithstanding the foregoing, the restrictions on Transfer set forth in this Agreement shall not apply to (i) transactions relating to shares of Purchaser Common Stock or other securities during the Restriction Period, provided that such securities are acquired in open market transactions after the Closing Date or (ii) the following Transfers: (A) Transfers to Affiliates of the undersigned in connection with bona fide estate planning purposes; (B) transfers by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes (C) Transfers at any time in connection with a tender or exchange offer of Purchaser Common Stock to a third party seeking to acquire control of Purchaser or a transaction as to which Purchaser has entered a definitive agreement or publicly announced its support of which, if effected, would result in a person or entity or group of related persons or entities acquiring securities of Purchaser representing a majority of the voting power of all of the outstanding securities of Purchaser; (D) Transfers to the Purchaser pursuant to the terms of the Purchase Agreement or (E) Transfers required by any rule, regulation, order, writ or decree of any governmental or regulatory authority or agency; provided that in the case of any Transfer pursuant to clause (A) or (B), (x) such Transfer is for no consideration, (y) each transferee shall sign and deliver a lock-up letter substantially in the form of this Agreement (a copy of which shall be delivered to Purchaser) with respect to the shares of Purchaser Common Stock that are proposed to be so transferred or distributed pursuant to such Transfer, and (z) no filing under Section 16(a) of the Exchange Act nor any other public announcement of the transfer or disposition of the Purchaser Common Stock, shall be required or shall be voluntarily made during the Restriction Period.

4.            Any attempted transfer in violation of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement, and will not be recorded on the share register of Purchaser. The undersigned also agrees that, during the Restriction Period, the Purchaser will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the undersigned to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

5.            The undersigned further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Purchaser to facilitate the sale or resale of the Lock-Up Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Lock-Up Shares or any related securities.

6.            All disputes, claims, controversies, actions, suits, or other legal proceedings arising out of or relating to this Agreement (including the negotiation, validity or performance of this Agreement), whether at law or in equity, whether in contract or in tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance, remedies, and in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute, without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the state courts of the State of Delaware and of the United States District Court for the District of Delaware (the “Chosen Courts”) for any litigation arising out of or relating to this Agreement (including the negotiation, validity or performance of this Agreement) (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (a) or (b) shall have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTIONS IN ANY ACTION, LITIGATION, OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A TRIAL COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.

7.            This Agreement may not be amended, modified, revoked or terminated in any respect without the written consent of the undersigned and Purchaser.

8.            The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement.

9.            The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, successors and assigns.

10.          This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document. This Agreement may be executed by facsimile or email signatures.

11.          All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by courier (providing written proof of delivery) or via facsimile (providing written proof of transmission), in each case with a copy via electronic mail to Purchaser at the address listed on the first page of this Agreement, and to the undersigned at the address set forth on the signature page hereto (or at such other address for a party as specified by like notice).

[Remainder of Page Intentionally Left Blank.]

This agreement is executed as of the date first set forth above.

Very truly yours,

[___________]

By:
Name:
Title:

Address:

Email:

[Signature Page to Lock-Up Agreement]